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                                                                      EXHIBIT 21


LIST OF SUBSIDIARIES (DIRECT AND INDIRECT)

Name                                    Jurisdiction

DNE Systems, Inc.                       Delaware
DNE Technologies, Inc.                  Delaware
DNE Manufacturing and Service Company   Delaware
Adience, Inc.                           Delaware
Adience Canada, Inc.                    Ontario, Canada
Superior Telecommunications, Inc.       Georgia
Superior Cable Corporation              Ontario, Canada